Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Karooooo Ltd., a Singapore public limited company, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: August 23, 2021

JUAN MARAIS

By:	Juan Marais

By:	/s/ Juan Marais
Name:	Juan Marais
Title:	Director of Georgem Holdings (Pty) Ltd. and One Spire (Pty) Ltd.

JENNEFE ALLEN

By:	Jennefe Allen

By:	/s/ Jennefe Allen
Name:	Jennefe Allen
Title:	Director of Georgem Holdings (Pty) Ltd.

GEORGEM HOLDINGS (PTY) LTD.

By:	Juan Marais, its Director

By:	/s/ Juan Marais
Name:	Juan Marais
Title:	Director

GEORGEM TRUST

By:	Juan Marais, its Trustee

By:	/s/ Juan Marais
Name:	Juan Marais
Title:	Trustee

By:	Olive Tree Trustee and Administration (Pty) Ltd., its Trustee

By:	/s/ Juandre Venter
Name:	Juandre Venter
Title:	Authorized Signatory, Trustee

By:	Phillip Rankin, its Trustee

By:	/s/ Phillip Rankin
Name:	Phillip Rankin
Title:	Trustee

EEN PTE. LTD.

By:	Hong Yap Lau, its Director

By:	/s/ Hong Yap Lau
Name:	Hong Yap Lau
Title:	Director

HONG YAP LAU

By:	Hong Yap Lau

By:	/s/ Hong Yap Lau
Name:	Hong Yap Lau
Title:	Director of Een Pte. Ltd.

ACACIA TRUST

By:	Swiss Independent Trustees, S.A., its Trustee

By:	/s/ Olga Seylovec
Name:	Olga Seylovec
Title:	Authorized Signatory, Trustee

By:	/s/ Andrew Bayles
Name:	Andrew Bayles
Title:	Authorized Signatory, Trustee

Signing as duly authorized signatories on behalf of Swiss Independent Trustees, S.A. in whose presence the Common Seal of the company was hereunto affixed.

ONE SPIRE (PTY) LTD.

By:	Juan Marais, its Director

By:	/s/ Juan Marais
Name:	Juan Marais
Title:	Director